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                                   EXHIBIT 8

                                   SUMMARY OF
                            STOCKHOLDERS RIGHTS PLAN

                UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE
         PREFERRED SHARES RIGHTS AGREEMENT, DATED AS OF AUGUST 14, 1996
            (THE "RIGHTS AGREEMENT"), BETWEEN CIRCON CORPORATION AND
           CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AS RIGHTS AGENT,
             RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR
             BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS
                AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL
            BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

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                                                  SUMMARY OF RIGHTS
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Distribution and
Transfer of Rights;
Rights Certificate:                               The Board of Directors has declared a dividend of one Right for each share of Circon Common Stock outstanding as of August 26,
                                                   1996. Prior to the Distribution Date referred to below, the
                                                   Rights will be evidenced by and trade with the certificates for the Common Stock. After the Distribution Date, Circon
                                                   Corporation (the "COMPANY") will mail Rights certificates to the Company's stockholders and the Rights will become
                                                   transferable apart from the Common Stock.
Distribution Date:                                Rights will separate from the Common Stock and become
                                                   exercisable following the (a) tenth day (or such later date as may be determined by a majority of the Directors not
                                                   affiliated with the acquiring person or group (the "CONTINUING
                                                   DIRECTORS")) after a person or group acquires beneficial
                                                   ownership of 15% or more of the Company's Common Stock or (b)
                                                   the tenth business day (or such later date as may be
                                                   determined by the Continuing Directors) after a person or
                                                   group announces a tender or exchange offer, the consummation of which would result in ownership by a person or group of 15%
                                                   or more of the Company's Common Stock, provided that with
                                                   respect to the tender offer by USS Acquisition Corp., a
                                                   wholly-owned subsidiary of United States Surgical Corporation for all outstanding shares of Common Stock of the Company as set forth in the Schedule 14D-1 filed with the Securities and
                                                   Exchange Commission on or about August 2, 1996, the Rights will separate and become exercisable only at such date as is determined by action of a majority of the Continuing
                                                   Directors.
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                                                  SUMMARY OF RIGHTS
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Preferred Stock
Purchasable Upon
Exercise of Rights:                               After the Distribution Date, each Right will entitle the holder to purchase, for $70.00, a fraction of a share of the
                                                   Company's Preferred Stock with economic terms similar to that of one share of the Company's Common Stock.
Flip-In:                                          If an acquiror obtains 15% or more of the Company's Common
                                                   Stock, thereby becoming an "ACQUIRING PERSON", THEN each Right
                                                   (other than Rights owned by an Acquiring Person or its
                                                   affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of the Company's Common
                                                   Stock having a then current market value of twice the exercise price.
Flip-Over:                                        If, after an acquiror obtains 15% or more of the Company's
                                                   Common Stock, (a) the Company merges into another entity, (b)
                                                   an acquiring entity merges into the Company or (c) the Company sells more than 50% of the Company's assets or earning power,
                                                   THEN each Right (other than Rights owned by an Acquiring
                                                   Person or its affiliates) will entitle the holder thereof to purchase, for the exercise price, a number of shares of Common
                                                   Stock of the person engaging in the transaction having a then current market value of twice the exercise price.
Exchange Provision:                               At any time after an event triggering the flip-in or flip-over rights and prior to the acquisition by the Acquiring Person of
                                                   50% or more of the outstanding Common Stock, the Board of
                                                   Directors of the Company may exchange the Rights (other than
                                                   Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Common Share per
                                                   Right (subject to adjustment).
Redemption of
the Rights:                                       Rights will be redeemable at the Company's option for $0.01 per
                                                   Right at any time on or prior to the tenth day (or such later date as may be determined by a majority of the Continuing
                                                   Directors) after public announcement that a person has
                                                   acquired beneficial ownership of 15% or more of the Company's
                                                   Common Stock (the "SHARES ACQUISITION DATE").
Expiration of
the Rights:                                       The Rights expire on the earliest of (a) August 14, 2006 or (b)
                                                   exchange or redemption of the Rights as described above.
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                                                  SUMMARY OF RIGHTS
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Amendment of
Terms of Rights:                                  The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the date when an acquiror obtains 15% or more of the
                                                   Company's Common Stock; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes which do not adversely affect the interests of Rights holders (other than the Acquiring Person).
Voting Rights:                                    Rights will not have any voting rights.
Anti-Dilution
Provisions:                                       Rights will have the benefit of certain customary anti-dilution provisions.
Taxes:                                            The Rights distribution should not be taxable for federal
                                                   income tax purposes. However, following an event which renders the Rights exercisable or upon redemption of the Rights,
                                                   stockholders may recognize taxable income.
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    The foregoing is a summary of certain principal terms of the Stockholders
Rights Plan only and is qualified in its entirety by reference to the detailed terms of the Rights Agreement dated as of August 14, 1996 between the Company and the Rights Agent, which are incorporated herein by reference.

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